UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 17, 2009

Six Flags, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13703	13-3995059
(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, 15th Floor
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

(212) 652-9403

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On April 17, 2009, the Company commenced an exchange offer and consent solicitation relating to its 8-7/8% Senior Notes due 2010 (the “SFI 2010 Notes”), its 9-3/4% Senior Notes due 2013 (the “SFI 2013 Notes”) and its 9-5/8% Senior Notes due 2014 (the “SFI 2014 Notes” and together with the SFI 2010 Notes and the SFI 2013 Notes, the “SFI Notes”) as part of a restructuring plan with respect to the SFI Notes, the 4.50% Convertible Senior Notes due 2015 and the Preferred Income Equity Redeemable Shares. Copies of the (i) Offering Memorandum and Consent Solicitation Statement, dated April 17, 2009 (the “Offering Memorandum and Consent Solicitation Statement”), (ii) Letter of Transmittal, dated April 17, 2009, (iii) Letter to Clients, dated April 17, 2009, (iv) Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, dated April 17, 2009, and (v) Noteholder’s Instructions, dated April 17, 2009, sent to holders of the SFI Notes are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference. The Offering Memorandum and Consent Solicitation Statement contains forward-looking statements and includes cautionary statements identifying important factors that could cause actual results to differ materially from those anticipated.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Six Flags, Inc. Offering Memorandum and Consent Solicitation Statement, dated April 17, 2009

99.2	Six Flags, Inc. Letter of Transmittal, dated April 17, 2009

99.3	Letter to Clients, dated April 17, 2009

99.4	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, dated April 17, 2009

99.5	Noteholder’s Instructions, dated April 17, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIX FLAGS, INC.

By:	/s/ James M. Coughlin
	Name:	James M. Coughlin
	Title:	General Counsel

Date: April 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Six Flags, Inc. Offering Memorandum and Consent Solicitation Statement, dated April 17, 2009

99.2	Six Flags, Inc. Letter of Transmittal, dated April 17, 2009

99.3	Letter to Clients, dated April 17, 2009

99.4	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees, dated April 17, 2009

99.5	Noteholder’s Instructions, dated April 17, 2009